Exhibit 10.11(b)
Schedule of Executives with
Continuity Agreements

Title	Name	Years/Comp*
Chairman, President and Chief Executive Officer	Stephen D. Newlin	3

Senior Vice President and General Manager, Distribution	Michael L. Rademacher	3

Senior Vice President , Chief Legal Officer and Secretary	Wendy C. Shiba	3

Senior Vice President and Chief Information and Human Resources Officer	Kenneth M. Smith	3

Senior Vice President and Chief Financial Officer	W. David Wilson	3

Senior Vice President, Commercial Development	Michael E. Kahler	3

Senior Vice President and General Manager, Vinyl Compounds	Robert M. Rosenau	3

Senior Vice President and General Manager, Colors and Engineered Materials, Europe and Asia	Bernard P. Baert	2

Vice President and General Manager, Producer Services	Patrick F. Burke	1

Vice President and General Manager, Specialty Resins	Francois S. Cote	1

Vice President and General Manager, North America Engineered Materials	Craig M. Nikrant	1

Vice President and General Manager, North America Color and Additive Masterbatches	John V. Van Hulle	1

Vice President, Research and Innovation	Cecil Chappelow	1

Vice President, Scientific Development	Roger W. Avakian	1

Vice President, Investor Relations and Communications	Dennis A. Cocco	1

Vice President and General Manager, Polymer Coating Systems	Daniel L. Kickel	1

Treasurer	John L. Rastetter	1

*	Years of compensation payable upon change of control.